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EXHIBIT (23)(a)
CONSENT OF INDEPENDENT AUDITORS                               Sprint Corporation
We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-65649; Form S-3, No. 33-58488; Form S-8, No. 33-44255; Form
S-8, No. 33-38761; Form S-8, No. 33-31802; Form S-8, No. 2-97322; Form S-8, No.
2-71704; Form S-8, No. 33-59316; Form S-8, No. 33-59318; Form S-8, No. 33-
59322; Form S-8, No. 33-59324; Form S-8, No. 33-59326; Form S-8, No. 33-59328;
Form S-8, No. 33-53695; Form S-8, No. 33-57911; Form S-8, No. 33-59349; Form S-
8, No. 33-65149; Form S-8, No. 33-25449; Form S-8, No. 333-42077; Form S-8, No.
333-46487; Form S-8, No. 333-46491; Form S-8, No. 333-68737; Form S-8, No. 333-
68741; Form S-8, No. 333-68739; and Form S-8, No. 333-68795) of Sprint
Corporation and in the related Prospectuses of our reports dated February 2, 1999, with respect to the consolidated financial statements and schedule of Sprint Corporation and the combined financial statements and schedules of the Sprint FON Group and the Sprint PCS Group included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          /s/ Ernst & Young LLP
                                          -------------------------------------
                                          Ernst & Young LLP

Kansas City, Missouri
March 5, 1999